Canary HBAR ETF 10-Q

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, in connection with this Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) of Canary HBAR ETF (the “Registrant”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Steven McClurg, Chief Executive Officer of the Registrant, hereby certify that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 13, 2026
	By:	/s/ Steven McClurg
Steven McClurg*
Chief Executive Officer (Principal Executive Officer)

* The registrant is a trust and Steven McClurg is signing in his capacity as Principal Executive Officer of Canary Capital Group LLC, the sponsor of the Trust.